EXHIBIT 23.1








                          INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 33-51584), on Form S-8 (commission file No. 33-68890), and on Form S-8 (commission file No. 333-28571) of our reports dated February 17, 2003 with respect to the consolidated financial statements and financial statement schedule of Appliance Recycling Centers of America, Inc., and Subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 28, 2002.






                                                         McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 21, 2003